Exhibit 99.1

PRESS RELEASE

For release:  September 2, 2025

Penn-America Underwriters Acquires Sayata, an AI-Enabled Digital Distribution Marketplace for Commercial Insurance

Wilmington, Delaware (September 2, 2025) – Global Indemnity Group, LLC (NYSE: GBLI) (“GBLI”), announced today that its subsidiary Penn-America Underwriters, LLC (“PAU”) has completed the acquisition of Sayata, an AI-enabled digital distribution marketplace and agency operations for commercial insurance. The acquisition complements GBLI’s recent strategic reorganization of its PAU business to focus on agency and insurance services. This acquisition will enable PAU to accelerate its roadmap by expanding distribution, product portfolio, and technology capabilities.

Praveen K. Reddy, President and CEO of PAU, remarked, “The acquisition of Sayata directly supports our strategy to deliver faster, smarter distribution solutions for specialty insurance and new products. We are excited to welcome the Sayata team, and to invest and grow the business.”

“We are thrilled to welcome Sayata to the GBLI family,” said Saul Fox, Chairman of GBLI. “Sayata’s innovative technology and strong industry partnerships align perfectly with our vision under Project Manifest. Together, we will expand our digital capabilities, deepen relationships with customers, and accelerate growth.”

“Our focus for years has been delivering a fantastic experience for our customers and partners,” said Asaf Lifshitz, co-founder and CEO of Sayata. “We see this partnership as a way to expand the reach of Sayata distribution and product portfolio, while continuing to deliver best-in-the-industry economics for our customers.”

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI) is a publicly listed holding company for property and casualty insurance-related businesses.

Global Indemnity holds controlling interests in:

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PAU consists of (i) three agencies: Penn-America Insurance Services, LLC, J.H. Ferguson and Associates, LLC, which includes the Vacant Express division, and Collectibles Insurance Services, LLC that source, underwrite, and service policies and (ii) three strategic insurance product and service businesses: Sayata, a marketplace for small commercial insurance, Liberty Insurance Adjustment Agency, Inc., a claims adjustment and claims service business, and Kaleidoscope Insurance Technologies, Inc., a proprietary insurance software and services provider.

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Belmont Holdings GX, Inc. includes five state-regulated insurance carriers: Penn-Patriot Insurance Company, Diamond State Insurance Company, Penn-Star Insurance Company, Penn-America Insurance Company, and United National Insurance Company, each of which are rated “A” (Excellent) by AM Best.

For more information, visit the Company’s website at www.gbli.com.

About Sayata

Since its launch, Sayata, a leading innovator in insurance technology, has supported over ten thousand insurance professionals across the U.S., placed tens of thousands of policies, and partnered with top-tier carriers to offer a broad suite of commercial insurance products. Through its AI-enabled digital platform, Sayata enables seamless, efficient distribution of commercial Property & Casualty insurance products, helping insurance professionals streamline operations and grow their books of business faster. Sayata’s platform harnesses advanced data analytics and machine learning to deliver high ROI to its broker partners.

Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding GBLI’s financial outlook, product development, business strategy and plans and market trends, opportunities, positioning and the acquisition of Sayata Labs Ltd.’s business (Business). These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside GBLI’s control. Important factors include, among others, the market for GBLI’s products may develop more slowly than expected or than it has in the past; GBLI’s operating results may fluctuate more than expected; there may be significant fluctuations in GBLI’s results of operations and cash flows related to GBLI’s revenue recognition, expenses of investing in growth initiatives, or otherwise; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the transaction with Sayata or parties thereto are subject; GBLI may fail to successfully integrate the Business; GBLI may fail to realize the anticipated benefits of acquiring the Business; GBLI may experience unanticipated costs of acquiring or integrating the Business; the potential impact of announcement or consummation of the acquisition on relationships with third parties, including employees, customers, partners and competitors; GBLI may be unable to retain key personnel; and global economic or political conditions could deteriorate. Further information on potential factors that could affect GBLI’s financial results is included in GBLI’s most recent reports on Form 10-K and Form 10-Q and GBLI’s other filings with the Securities and Exchange Commission. GBLI’s forward-looking statements included in this press release represent GBLI’s views as of the date of this press release and GBLI undertakes no obligation to update any forward-looking statement in this press release.

Contact:

Nathaniel DeRose

Head of Legal

(610) 660-6829

nderose@gbli.com